400 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201-3522 www.FridayFirm.com

Exhibit 5.03

August 22, 2019

Entergy Arkansas, LLC 425 West Capitol Avenue Little Rock, Arkansas 72201

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which Entergy Arkansas, LLC, a Texas limited liability company (the “Company”), proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, for (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate principal amount of its First Mortgage Bonds (the “Bonds”), such Bonds to be issued in one or more new series pursuant to the Company’s Mortgage and Deed of Trust, dated as October 1, 1944, with Deutsche Bank Trust Company Americas, successor Corporate Trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., successor Co-Trustee, as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the “Mortgage”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or facsimile copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the qualifications hereinafter expressed, we are of the opinion that the Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such Bonds in accordance with the Mortgage;

b. such Bonds have been executed and authenticated in accordance with the Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and in compliance with appropriate orders with regard to the issuance of the Bonds by the Arkansas Public Service Commission and the Federal Energy Regulatory Commission; and

c. such Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and the Mortgage.

This opinion is limited to the laws of the States of Arkansas, New York, and Texas and the federal laws of the United States of America. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of New York or the federal laws of the United States of America, we have relied upon the opinion of Morgan, Lewis & Bockius LLP, which is being filed as Exhibit 5.02 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Texas, we have relied upon the opinion of Duggins Wren Mann & Romero, LLP, which is being filed as Exhibit 5.04 to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.03 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Friday, Eldredge & Clark, LLP
Friday, Eldredge & Clark, LLP